EXHIBIT 23.3

                          L.P. MARTIN & COMPANY, P.C.
                              4132 INNSLAKE DRIVE
                          GLEN ALLEN, VIRGINIA 23060
                              PHONE: 804-346-2626
                               FAX: 804-346-9311

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia



          We hereby consent to the inclusion of the following reports prepared by us in the Registration Statement on Form S-11 (File No. 333-64029) of Apple Residential Income Trust, Inc. filed with the Securities and Exchange Commission by Apple Residential Income Trust, Inc., and in the Prospectus (including supplements thereto) included therein and to the references to us under "Experts" therein:

          (1) Our report dated March 19, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Brookfield Apartments for the twelve-month period ended December 31, 1996, (2) our report dated March 27, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Eagle Crest Apartments for the twelve-month period ended December 31, 1996, (3) our report dated April 11, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Tahoe Apartments for the twelve-month period ended December 31, 1996, (4) our report dated April 29, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Mill Crossing Apartments for the twelve-month period ended January 31, 1997, (5) our report dated May 21, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Polo Run Apartments for the twelve-month period ended February 28, 1997, (6) our report dated June 4, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Wildwood Apartments for the twelve-month period ended February 28, 1997, (7) our report dated June 4, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Toscana Apartments for the twelve-month period ended February 28, 1997, (8) our report dated June 4, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Arbors on Forest Ridge Apartments for the twelve-month period ended February 28, 1997, (9) our report dated July 22, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Paces Cove Apartments for the twelve-month period ended May 31, 1997, (10) our report dated September 24, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Chaparosa Apartments for the twelve-month period ended June 30, 1997, (11) our report dated September 24, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Riverhill Apartments for the twelve-month period ended June 30, 1997, (12) our report dated December 16, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Copper Crossing Apartments for the twelve-month period ended October 31, 1997 (13) our report dated March 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Main Park Apartments for the twelve-month period ended December 31, 1997, (14) our report dated April 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Timberglen Apartments for the twelve-month period ended December 31, 1997, (15) our report dated April 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Copper Ridge Apartments for the twelve-month period ended February 28, 1998, (16) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Bitter Creek Apartments for the twelve-month period ended March 31, 1998, (17) our report dated July 16, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Summer Tree Apartments for the twelve-month period ended May 31, 1998, (18) our report dated July 17, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Park Village Apartments for the twelve-month period ended May 31, 1998, (19) our report dated July 21, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cottonwood Crossing Apartments for the twelve-month period ended May 31, 1998,
(20) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pace's Point Apartments for the twelve-month period ended March 31, 1998, (21) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pepper Square Apartments for the twelve-month period ended March 31, 1998, (22) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Emerald Oaks Apartments for the twelve-month period ended March 31, 1998, (23) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hayden's Crossing Apartments for the twelve-month period ended March 31, 1998, (24) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Newport Apartments for the twelve-month period ended March 31, 1998, (25) our report dated July 15, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Estrada Oaks Apartments for the twelve-month period ended June 30, 1998, (26) our report dated December 22, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Burney Oaks Apartments for the twelve-month period ended September 30, 1998, (27) our report dated November 23, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Brandywine Park Apartments for the twelve-month period ended September 30, 1998, (28) our report dated January 21, 1999 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Courts on Pear Ridge Apartments for the twelve-month period ended October 31, 1998, and (29) our report dated January 22, 1999 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sierra Ridge Apartments for the twelve-month period dated December 15, 1998. . Richmond, Virginia /s/ L. P. Martin & Co., P.C. January 28, 1999